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                                                                       EXHIBIT 6

                                VOTING AGREEMENT


                                                                   July 30, 2000



The Purchasers listed on Schedule I
(the "PURCHASERS") to the Stock Purchase
Agreement, dated as of July 30, 2000,
among The Purchasers and drugstore.com, inc.
(the "PURCHASE AGREEMENT")

The Purchasers listed on Schedule I
(the "PURCHASERS") to the Series A Preferred
Stock Purchase Agreement, dated as of July 30, 2000, among the Purchasers and drugstore.com, inc.
(the "PURCHASE AGREEMENT")


Dear Sirs and Mesdames:

The undersigned is a holder of common stock, par value $0.0001 per share (the "COMMON STOCK"), of drugstore.com, inc. (the "COMPANY").

The undersigned hereby agrees that it shall vote all of its shares of Common Stock at the Stockholder Meeting (as defined in the Purchase Agreement) in favor of the conversion of the Company's Series A Preferred Stock, par value $0.0001 per share, into Common Stock as contemplated by the Purchase Agreement and in accordance with the provisions of the Certificate of Designations of the Series A Preferred Stock attached to the Purchase Agreement as Exhibit B.

The obligations of the undersigned pursuant to this letter agreement shall terminate immediately upon the termination of the Purchase Agreement in accordance with its terms.



                                        Very truly yours,
                                        AMAZON.COM, INC.


                                        /s/ MARK BRITTO
                                        ----------------------------------------
                                        (Signature)

                                        Print Name: Mark Britto, Vice President
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                                        P.O. BOX 81226
                                        ----------------------------------------
                                        (Address)

                                        SEATTLE, WA 98108-1226
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